EXHIBIT 3(i).4

                (Articles of Incorporation of OWOL Technologies)

                           Articles Of Incorporation
                                       Of
                          Northwest Territories., Inc.

         WE, THE UNDERSIGNED natural persons of the age of eighteen (18) years or more, acting as incorporators of a corporation under the Colorado Business Corporation Act, adopt the following Articles of Incorporation.

                                    Article I
                                      NAME

         The Name of the corporation is NORTHWEST TERRITORIES, INC.

                                   Article II
                                    DURATION

         The duration of the corporation is perpetual.

                                   Article III
                                    PURPOSES

         The purpose or purposes for which this corporation is engaged are:

         (a) To be a consulting company. Also, to acquire, develop, explore, and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

         (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof, to make payment therefor in any lawful manner or to issue in exchange therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

         (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

         (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Colorado; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                                   Articles IV
                                      STOCK

         (a) Common Stock. The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is 50,000,000 shares at a par value of $.001 per share. All stock when issued shall be fully paid and non-assessable, shall be of the same class and have the same rights and preferences.

         No holder of shares of Common Stock of the Corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or thereafter be authorized to issue.

         Each share of Common Stock shall be entitled to one vote at a stockholders meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meeting, whether they be annual or special, shall not be permitted.

         (b) Preferred Stock. The aggregate number of share of Preferred Stock which the Corporation shall have authority to issue is 5,000,000 shares, par value $.001, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation

                                    Article V
                                    AMENDMENT

         These Articles of Incorporation may be amended by the affirmative Vote of "a majority" of the shares entitled to vote on each such amendment.

                                   Article V1
                               SHAREHOLDERS RIGHTS

         The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                                   Article VII
                            INITIAL OFFICE AND AGENT

         The registered office of the Corporation in the State of Colorado is 1675 Broadway, Suite 1200, Denver, CO 80202. The registered agent in charge thereof at such address is The Corporation Company.

                                  Article VIII
                                    DIRECTORS

         The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business corporation act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

         The directors are specifically given the authority to mortgage or pledge any or all assets of the business with stockholders' approval.

         The number of directors constituting the initial Board of Directors of this corporation is one (1). The names and addresses of persons who are to serve as Directors until the first annual meeting of stock-holders or until their successors are elected and qualify are:

                  NAME                      ADDRESS
                  DAVID N. NEMELKA          899 SOUTH ARTISTIC CIRCLE
                                            SPRINGVILLE, UTAH 84663

                                   Articles IX
                                  INCORPORATORS

         The name and address of each incorporator is:

                  NAME                      ADDRESS
                  DAVID N. NEMELKA          899 SOUTH ARTISTIC CIRCLE
                                            SPRINGVILLE, UTAH 84663

                                    Article X
              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

         No contract or other transaction between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee there of which authorizes, approves or ratifies such contract or transaction,

                                   Article XI
                       LIABILITY OF DIRECTORS AND OFFICERS

         No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation.

         The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

         Under   penalties  of  perjury,   I  declare  that  these  Articles  of
Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

         Dated this 7th day of June, 1996


                                                     /s/ David N. Nemelka
                                                     --------------------
                                                     DAVID N. NEMELKA
STATE OF UTAH                       )
                                    :ss.
COUNTY OF___________                )

         On the 7th day of June, 1996, personally appeared before me, David N. Nemelka, who being by me first duly sworn, declared that he was the person who signed the foregoing document as incorporator and that the statements therein contained are true.

         IN WITNESS THEREOF, I have hereunto set my hand and seal this 7th day of June, 1996.


                                         /s/ Brenda M. Hall
                                         NOTARY PUBLIC

                                         Residing at: 1415 W. Spring Creek Place
                                         Springville, UT   84663

My commission expires:
       5/5/97